Exhibit 10.5
            Salary Continuation Agreement Between Federal Trust Bank
                           and Aubrey H. Wright, Jr.


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                               FEDERAL TRUST BANK
                          SALARY CONTINUATION AGREEMENT

     THIS AGREEMENT is made this 23rd day of January 1997 by and between Federal Trust Bank (collectively herein called the "Company"), Aubrey H. Wright,
Jr. ("Executive").

                                  INTRODUCTION

         To encourage the Executive to remain an employee of the Company, the Company is willing to provide salary continuation benefits to the Executive.

                                    AGREEMENT

         The Executive and the Company agree as follows:

                                    Article 1
                                   Definitions

1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

         1.1.1 "Anniversary Date" means the 31st day of December of each calendar year.

         1.1.2 "Change of Control" means the transfer of 50% or more of the Company's outstanding voting common stock within a consecutive 24 month period of time.

         1.1.3 "Code" means the Internal Revenue Code of 1986, as amended. References to a Code section shall be deemed to be that section as it now exists and to any successor provision.

         1.1.4 "Disability" means sickness, accident or injury which, in the judgment of a physician appointed by the Company, prevents the Executive from performing all of the Executive's customary duties for the Company. As a condition to any benefits, the Company may require the Executive to submit to such physical or mental evaluations and tests as the Company's Board of Directors deems appropriate.

         1.1.5 "Early  Retirement  Date"  means  the  Executive   attaining  age
               (OPTION) and completing Years of Service.

         1.1.6 "Effective Date" means the day of , 1996. 1 .1.7 "Month of Service" means each completed full month of a Year of Service.

         1.1.7 "Month of Service" means each completed full month of a Year of Service.

         1.1.8 "Normal Retirement Date" means the Anniversary Date in the year the Executive attains age 65.





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         1.1.9 "Termination of Employment"  means the Executive's  ceasing to be employed by the Company for any reason whatsoever, voluntary or involuntary, other than by reason of an approved leave of absence.

         1.1.10"Years  of  Service"   means  the  total  number  of  consecutive
               twelve-month periods during which the Executive is employed on a full-time or part-time basis by the Company, inclusive of any approved leaves of absence, from the Effective Date of this Agreement until Termination of Employment.

                                    Article 2

                                Lifetime Benefits

2.1 Normal Retirement Benefit. If the Executive terminates employment on or after the Normal Retirement Date for reasons other than death, the Company shall pay to the Executive the benefit described in this
         Section 2.1.

         2.1.1 Amount of Benefit. The annual benefit under this Section 2.1 shall be thirty one thousand three hundred twenty dollars ($31,320) per year for 17 consecutive years (the aggregate amount of which is referred to herein as the "Normal Retirement Benefit"), with the annual benefit amount inflated 4% annually for each Year of Service until age 65.

         2.1.2 Payment of Benefit. The Company shall pay two thousand, six hundred and ten dollars ($2,610), inflated 4% annually for each Year of Service until age 65, to the Executive on the first day of each month commencing with the month following the Normal Retirement Date and continuing for 203 additional months.

2.2 Early Retirement Benefit. If the Executive terminates employment after the Early Retirement Date but before the Normal Retirement Date, and for reasons other than death or Disability, the Company shall pay to the Executive the benefit described in this Section 2.2.

         2.2.1 Amount  of  Benefit.  The Early  Retirement  Benefit  under  this
               Section 2.2 is the Executive's vested percentage of the accrued liability listed on Schedule A (for each Month of Service in a partial year, the accrued liability in the year of Termination of Employment will be increased as follows [the annual increase in the accrued liability divided by twelve(12) times the number of Months of Service]), determined as of the date of Termination of Employment.

         2.2.2 Payment of Benefit The Company shall pay the benefit to the Executive on the first day of each month commencing with the month following the Executive's Termination Date and continuing in equal monthly payments, including interest at 8.0% per year, for 203 additional months.

2.3 Disability Benefit. If the Executive terminates employment because of Disability prior to the Normal Retirement Date, the Company shall pay to the Executive the benefit described in this Section 2.3.



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         2.3.1 Amount of Disability  Benefit.  The Disability Benefit under this
               Section 2.3 is 100% of the accrued liability listed on Schedule A (for each Month of Service in a partial year, the accrued liability  in the  year  of  Termination  of  Employment  will be
               increased  as  follows  [the  annual   increase  in  the  accrued
               liability  divided  by twelve  (12) times the number of Months of
               Service]),   determined  as  of  the  date  of   Termination   of
               Employment.

         2.3.2 Payment of Benefit. The Company shall pay the benefit to the Executive, at the Company's discretion, in either a lump sum payment within 60 days of Executive's termination, or in equal monthly payments, including interest at 8.0% per year, beginning with the month following the Executive's disability and continuing for 203 months.

2.4 Change of Control Benefit. Upon a Change of Control while the Executive is employed by the Company, the Company shall pay to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this agreement.

         2.4.1 Amount of Benefit. The Change of Control benefit shall be the present value of 100% of the Normal Retirement Benefit in Section
               2.1.1 as if the Executive worked until age 65, based on an 8.0% discount rate.

         2.4.2 Payment of Benefit. The Company shall pay the benefit to the Executive at the Company's discretion, in either a lump sum payment within 60 days of Change of Control, or in equal monthly payments, including interest at 8.0% per year, beginning with the month following the Change of Control and continuing for 203 months.

                                    Article 3
                                 Death Benefits

3.1 Death During Employment. If the Executive dies while employed by the Company, the Company shall pay to the Executive's beneficiary the benefit described in this Section 3.1.

         3.1.1.Amount of Benefit.  The Death  Benefit  Amount under this Section
               3.1 is 100% of the accrued liability listed on Schedule A (for each Month of Service in a partial year, the accrued liability in the year of the Executive's death will be increased as follows [the annual increase in the accrued liability divided by twelve
               (12) times the number of Months of Service]), determined as of the date of death.

         3.1.2 Payment of Benefit. The Company shall pay the benefit to the Executive's beneficiary, at the Company's discretion, in either a lump sum payment within 60 days of Executive's death, or in equal monthly payments, including interest at 8.0% per year, beginning with the month following the Executive's death and continuing for 203 months.

3.2 Death During Benefit Period. If the Executive dies after benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Executive's beneficiary at the same time and in the same amounts the benefit would have been paid to the Executive had the Executive survived.


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                                    Article 4

                                  Beneficiaries

4.1 Beneficiary Designations. The Executive shall designate a Primary and Contingent beneficiary by filing a written designation with the Company. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and accepted by the Company during the Executive's lifetime. A beneficiary's designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's surviving spouse, if any, and if none, to the Executive's surviving children in equal shares per survivor, and if no survivors, to the Executive's estate.

4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                    Article 5
                               General Limitations

         Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement for the following reasons:

5.1 Excess Parachute Payment. To the extent the benefit would constitute an excess parachute payment under Section 280G of the Code, the excess parachute payment shall not be paid to the Executive.

5.2 Termination for Cause. If the Company terminates the Executive's employment for:

         5.2.1 Gross negligence or gross neglect of duties;

         5.2.2 Commission of a felony; or

         5.2.3 Fraud, disloyalty, dishonesty or willful violation of any law or material Company policy in connection with the Executive's employment.

5.3 Suicide. No benefits shall be payable if the Executive commits suicide prior to 98, or if the Executive has made any material misstatement of fact on any application for life insurance purchased by the Company.




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                                    Article 6

                          Claims and Review Procedures

6.1 Claims Procedure. The Company shall notify the Executive or his successor in interest ("Claimant") in writing, within ninety (90) days of the Claimant's written application for benefits, of eligibility or non eligibility for benefits under the Agreement. If the Company determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1 ) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect Claimant's claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

6.2 Review Procedure. If the Claimant is determined by the Company not to be eligible for benefits, or if the Claimant believes that Claimant is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the Claimant believes entitle Claimant to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the Claimant (and counsel, if any) an opportunity to present Claimant's position to the Company orally, or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Claimant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the 60 day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the Claimant.

                                    Article 7
                           Amendments and Termination

         The Company reserves the right to amend or terminate this Agreement at any time. In the event of termination of this Agreement, the benefit to the Executive shall be 100% of the accrued liability listed on Schedule A (for each Month of Service in a partial year, the accrued liability in the year of termination of Agreement will be increased as follows [the annual increase in the accrued liability divided by twelve (12) times the number of Months of Service]), determined as of the date of termination of Agreement. The Company shall pay the benefit to the Executive, at the Company's discretion, in either lump sum payment within 60 days of Executives termination, or in equal monthly payments, including interest at 8.5% per year, beginning with the month following the Executive's termination of employment and continuing for 179



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months. In the event of Amendment,  the nonforfeitable benefit accrued as of the effective date of the Amendment shall not be reduced by the Amendment.

                                    Article 8
                                  Miscellaneous

8.1 Binding Effect. This Agreement shall bind the Executive and the Company, and their beneficiaries, survivors, executors, administrators.

8.2 No Guaranty of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

8.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

8.4 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

8.5 Applicable Law. The Agreement and all rights thereunder shall be governed by the laws of Florida, except to the extent preempted by the laws of the United States of America.

8.6 Unfunded Arrangement. The Executive and any beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Insurance on the Executive's life, if any, is a general asset of the Company to which the Executive and any beneficiary shall have no preferred or secured claim.

         IN WITNESS WHEREOF, the Executive and a duly authorized Company officer have signed this Agreement.


EXECUTIVE:                              COMPANY:
                                        Federal Trust Bank


/s/ Aubrey H. Wright, Jr.           /s/ James V. Suskiewich
    Aubrey H. Wright, Jr.            By:James V. Suskiewich
                                        President & Chief Executive
                                        Officer




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                               FEDERAL TRUST BANK

                         SLALRY CONTINUATION AGREEMENT

                            BENEFICIARY DESIGNATION

     I desinate the following as beneficiary of any death benefits under the Salary Continuation Agreement.



Primary:       Charlene W. Wright - Spouse

Contingent A:  Heather M. Wright - Daughter

Contingent B:

Contingent C:

     Note: To name a Trust as beneficiary, please provide the name of the Trustee and the exact date of the Trust Agreement.

     I understand that I may change any beneficiary designations by filing a new written designation with the Bank. This benefit designation shall be controlled by section 4.1 of the Salary Continuation Agreement.

Signature:     /s/Aubrey Wright

Date:          2/4/97

Accepted by the Bank this 23rd day of January, 1997.

By: /s/James V. Suskiewich
    ---------------------------------
       James V. Suskiewich

Title: President and Chief Executive Officer


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                                BOARD RESOLUTION

                     ADOPTING SALARY CONTINUATION AGREEMENT

     The Board of Directors of Federal Trust Bank, A Federal Savings Bank ("Bank") desires to retain Aubrey H.Wright ("Executive"), a key employee, in the Bank's eploy. To encourage such retention, the Board of Directors desires to enter into the Salary Continuation Agreement which is attached to these minutes. Under the Salary Continuation Agreement, the Bank promises to pay certain supplemental retirement or death benef its to the Executive, pursuant to the terms and conditions contained therein.

     THEREFOR, IT IS RESOLVED that the Salary Continuation Agreement, (which was conceptually agreed to by the Compensation Committee in December of 1966 with the intent to be immediately implemented), between Federal Trust Bank and Aubrey
H. Wright dated this 23rd day of January, 1997, is hereby adopted by the Bank to be effective as of December 31, 1996, subject to the Salary Continuation Agreement being submitted to the Office fo Thrift Supervision for prior written approval or confirmation that the Office of Thrift Supervision has no objection to the Salary Continuation Agreement.

     RESOLVED FURTHER, that the Company's officers are authorized to take any and all necessary financial, legal and accounting actions necessary to implement the supplemental retirement or death benefit plan.

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